Exhibit 10.21

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                               EIGHTH AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                    WAREHOUSING CREDIT AND SECURITY AGREEMENT
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THIS EIGHTH  AMENDMENT  TO FIRST  AMENDED AND  RESTATED  WAREHOUSING  CREDIT AND
SECURITY AGREEMENT (this "Amendment") is entered into as of this 28th day of February 2001, by and between MONUMENT MORTGAGE, INC., a California corporation
("Borrower")  and  RESIDENTIAL  FUNDING  CORPORATION,   a  Delaware  corporation
("Lender").

WHEREAS, Borrower and Lender have entered into a single family revolving warehouse facility with a present Commitment Amount of $60,000,000, to finance Mortgage Loans as evidenced by a First Amended and Restated Promissory Note in the principal sum of $85,000,000, dated as of August 22, 2000 (the "Note"), and by a First Amended and Restated Warehousing Credit and Security Agreement dated as of August 9, 1999, as the same may have been amended or supplemented (the "Agreement"); and

WHEREAS, Borrower has requested that Lender reduce the Commitment Amount, extend the period for which the Commitment under the Agreement has been made and amend certain other terms of the Agreement, and Lender has agreed to such reduction of the Commitment Amount, extension of the Commitment and amendment of the Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants, agreements and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The effective date ("Effective Date") of this Amendment is March 1, 2001.

2. All capitalized terms used herein and not otherwise defined have their respective meanings set forth in the Agreement.

3. Section 1.1 of the Agreement is amended by adding the following definitions in the appropriate alphabetical order:

     "Cash and Cash Equivalents" means, with respect to any person at any date, the sum of the following unrestricted and unencumbered assets of such person on such date: cash, funds on deposit in any Bank located in the United States, investment grade commercial paper, money market funds, and high grade marketable securities with a maturity of 270 days or less, in all cases that qualify as "cash or cash equivalents" on a balance sheet of such Person prepared in accordance with GAAP.

4. Section 1.1 of the Agreement is amended to delete the following definitions in their entirety, replacing them with the following definitions:

     "Commitment Amount" means $25,000,000

     "Maturity Date" means the earlier of: (a) the close of business on May 31, 2001 as such date may be extended from time to time in writing by Lender, in its sole discretion, on which date the Commitment will expire of its own term, and without the necessity of action by Lender, and (b) the date the Advances become due and payable pursuant to Section 8.2 below.


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5. Sections 2.8 and 2.9 of the  Agreement are deleted in their  entirety and the following is substituted in lieu thereof:

          2.8 Commitment Fees: Commitment Fee in the amount of 0.25% per annum of the Commitment Amount. The Commitment Fee is payable quarterly in advance. Lender computes the Commitment Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. Borrower must pay the Commitment Fee within 10 days after the date of Lender's invoice or account analysis statement. If the date set forth in clause (a) of the definition of Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Commitment Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrower is not entitled to a reduction in the amount of the Commitment Fee if (a) the Commitment Amount is reduced or (b) the Commitment is terminated at the request of Borrower or as a result of an Event of Default. If the Commitment terminates at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Commitment Fee on the Commitment Amount in effect immediately prior to termination, for the period from the date of termination to and including the date set forth in clause (a) of the definition of Maturity Date on the date of such termination. Lender's determination of the Commitment Fee for any period is conclusive and binding, absent manifest error.

          2.9 Warehousing Fees: At the time of each Advance against an Eligible Loan, Borrower must pay Lender a fee ("Warehousing Fee") in the amount of $25.00. Borrower must pay all Warehousing Fees within 10 days after the date of Lender's invoice or account analysis statement.

6. Section 6.2 of the Agreement is amended to add the following Section immediately following Section 6.2(i):

               6.2(j) On or before the 4th day of each week, a report describing the Cash and Cash Equivalents owed and Mortgage Loans and Mortgage-backed Securities held for sale by the Borrower, in form and substance satisfactory to Lender.

7. Sections 7.6, 7.8 and 7.9 of the Agreement are deleted in their entirety and the following is substituted in lieu thereof:

          7.6 Current Ratio. Permit the ratio of current assets to current liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, at any time to exceed 1.10 to 1.

          7.8 Minimum Tangible Net Worth. Permit Borrower's Tangible Net Worth at any time to be less than $10,000,000.

          7.9 Minimum Cash and Cash Equivalents. Permit the Cash and Cash Equivalents of Borrower at any time to be less than $5,000,000.

8. Sections 8.1(f), 8.1(g), 8.1(s) and 8.1(t) of the Agreement are deleted in their entirety and the following are substituted in lieu thereof:

               8.1(f) (1) A case (whether voluntary or involuntary) is filed by or against Borrower or any Subsidiary or any Guarantor under any applicable bankruptcy, insolvency or other similar federal or state law now or hereafter in effect; or (2) a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or the officer having similar powers


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          over  Borrower or any  Subsidiary  or any  Guarantor  or over all or a substantial part of their respective properties; or (3) Borrower or any Subsidiary or any Guarantor consent or the appointment or
          possession  by  a  receiver   (interim  or   permanent),   liquidator,
          sequestrator, trustee, custodian or other officer having similar powers over Borrower or any Subsidiary or any Guarantor, or over all or a substantial part of their respective properties; or (4) Borrower or any Subsidiary or any Guarantor makes an assignment for the benefit of creditors; or (5) Borrower or any Subsidiary or any Guarantor fails, or admits in writing its inability, to pay its debts as those debts become due; or

               8.1(g) (INTENTIONALLY OMITTED.)

               8.1(s) [INTENTIONALLY OMITTED.]

               8.1(t) [INTENTIONALLY OMITTED.]

9. Section 8.2(e) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               8.2(e) Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

10. The Lender hereby agrees to waive its default rights with respect to the failure of the Guarantor to comply with the Minimum Tangible Net Worth requirement of Section 8.1(t) of the Agreement at any time during the period from August 1, 2000 to and including December 31, 2000. The Lender hereby also waives its default rights with respect to the failure of the Guarantor to comply with the Permitted Cumulative Loss requirement in Section 8.1(r) of the Agreement for the Calendar Quarters ending September 30, 2000, and December 31, 2000. These waivers apply only to the specific instances described herein. They are not waivers of any subsequent breach of the same provisions of the Agreement, nor are they waivers of any breach of any other provisions of the Agreement. Notwithstanding the foregoing, the Lender reserves all of the rights, powers and remedies presently available to the Lender under the Agreement, the Note and the Guaranty, including the right to cease making Advances to the Company and the right to accelerate any of the indebtedness owing under the Agreement if any other Default or Event of Default occurs under the Agreement.

11. Upon execution of this Amendment, Borrower agrees to pay to Lender a Commitment Fee for the time period from the March 1, 2001, to and including March 31, 2001.

12. Exhibit I-SF to the Agreement is deleted in its entirety and replaced with the new Exhibit I-SF attached to this Amendment. All references in this Amendment and the Agreement to Exhibit I-SF will be deemed to refer to the new
Exhibit I-SF.

13. Exhibit M to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit M attached to this Amendment. All references in the Agreement to Exhibit M will be deemed to refer to the new Exhibit M.

14. Exhibit N to the Agreement is hereby deleted in its entirety and replaced with the new Exhibit N attached to this Amendment. All references in the Agreement to Exhibit N shall be deemed to refer to the new Exhibit N


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15. Borrower must deliver to Lender (a) an executed  original of this Amendment;
(b) an executed Certificate of Secretary with corporate resolutions; (c) current insurance information; (d) the Commitment Fee for the month of March 2001; (e) a $5,000 extension fee; and (f) a $750 document production fee.

16. Borrower represents, warrants and agrees that (a) except as stated above, there exists no Default or Event of Default under the Loan Documents, (b) the Loan Documents continue to be the legal, valid and binding agreements and obligations of Borrower enforceable in accordance with their terms, as modified herein, (c) Lender is not in default under any of the Loan Documents and Borrower has no offset or defense to its performance or obligations under any of the Loan Documents, (d) the representations contained in the Loan Documents remain true and accurate in all material respects, and (e) there has been no material adverse change in the financial condition of Borrower from the date of the Agreement to the date of this Amendment.

17. Except as hereby expressly modified, the Agreement is otherwise unchanged and remains in full force and effect, and Borrower ratifies and reaffirms all of its obligations thereunder.

18. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed on their behalf by their duly authorized officers as of the day and year above written.


                                           MONUMENT MORTGAGE, INC.,
                                           a California corporation

                                           By:_______________________________

                                           Its:______________________________


                                           RESIDENTIAL FUNDING CORPORATION,
                                           a Delaware corporation

                                           By:_______________________________

                                           Its:______________________________


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STATE OF ____________________ )
                              ) ss.
COUNTY OF ___________________ )

On, _____________________________,  2001, before me, a Notary Public, personally appeared ___________________________________ the _______________________________
of MONUMENT MORTGAGE, INC., a California corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                          ___________________________________
                                          Notary Public
                                          (SEAL) My Commission Expires:______

STATE OF ____________________ )
                              ) ss.
COUNTY OF ___________________ )

On, _____________________________,  2001, before me, a Notary Public, personally appeared  ________________________________  the ________________________________
of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

                                          ___________________________________
                                          Notary Public

                                          (SEAL) My Commission Expires:______


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